EQUITY ONE, INC.
POPULAR ABS, INC.

March 27, 2006

Friedman, Billings, Ramsey & Co., Inc.
1001 Nineteenth Street North, 7th Floor
Arlington, Virginia 22209

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830

Re:  Mortgage Pass-Through Certificates, Series 2006-B

Ladies and Gentlemen:

Reference is hereby made to (i) the Preliminary Prospectus Supplement, subject to completion dated March 16, 2006 (the “Preliminary Prospectus”), relating to the public offering of Popular ABS, Inc. Mortgage Pass-Through Certificates, Series 2006-B (the “Certificates”) and (ii) the final Prospectus and Prospectus Supplement, dated March 24, 2006 (the “Final Prospectus”) relating to the public offering of the Certificates. All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Final Prospectus. As a result of certain incorrect information relating to title insurance on page S-43 of the Preliminary Prospectus (the “Old Information”) that has been corrected in the Final Prospectus, each of Friedman, Billings, Ramsey & Co., Inc. (“FBR”) and Greenwich Capital Markets, Inc. (“GCM” and together with FBR, the “Underwriters”) has been required to reform their contracts of sale with investors in the Certificates.

1. In connection with the above-referenced transaction, Equity One, Inc. (“Equity One”) and Popular ABS, Inc. (the “Depositor”), jointly and severally, agree to indemnify and hold harmless the Underwriters and each person who controls the Underwriters within the meaning of either the Act or the Exchange Act against any and all expenses, losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the Old Information and the requirement that the Underwriters reform their contracts with their investors as a result of the correction of the Old Information to the extent such expenses, losses, claims, damages or liabilities are not covered by the Underwriting Agreement dated March 17, 2006, among Equity One, the Depositor and the Underwriters.

2. Promptly after an Indemnified Party receives notice of the commencement of any such action, the Indemnified Party will, if a claim in respect thereof is to be made pursuant to this Agreement, promptly notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against an Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the Indemnified Party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Party except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the Indemnified Party in an action, the Indemnified Party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the Indemnified Party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and the indemnifying party, and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the Indemnified Party to employ separate counsel at the expense of the indemnifying party. The indemnifying party will not, without the prior written consent of the Indemnified Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding. In addition, for so long as the indemnifying party is covering all costs and expenses of the Indemnified Party as provided herein, no Indemnified Party will settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder without the consent of the indemnifying party, which consent shall not be unreasonably withheld.

3. Notwithstanding any provision contained herein to the contrary, the parties agree that no party shall be liable to the other for any special, consequential or punitive damages whatsoever, whether in contract, tort (including negligence and strict liability), or any other legal or equitable principle, provided, however, that such limitation shall not be applicable with respect to third party claims made against a party.

4. Notwithstanding the foregoing, in connection with any claim for indemnification provided for in this letter, as a means of mitigating their exposure, Equity One and the Depositor shall have a right of first refusal to purchase the Certificates that are the subject of such claim from the Underwriters at the price paid by the Underwriters to the related investor(s) for such Certificates. For avoidance of doubt, the Underwriters agree not to sell any of such Certificates unless and until the earlier of (i) Equity One and the Depositor have notified the Underwriters that they do not intend to exercise the right of first refusal described in the immediately preceding sentence and (ii) fifteen (15) days from the date Equity One and the Depositor are notified of a claim for indemnification under this letter.

5. If the indemnification provided for in this letter is insufficient or unavailable to you in respect of any losses, claims, damages, liabilities or judgments referred to herein, then Equity One and the Depositor, in lieu of indemnifying you, shall contribute to the amount paid or payable by you as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of Equity One and the Depositor on the one hand and you on the other hand as well as any other relevant equitable considerations.

6. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (EXCLUDING THE CHOICE OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

Very truly yours,

EQUITY ONE, INC.

By: /s/ James H. Jenkins
Name:
Title:

POPULAR ABS, INC.

By: /s/ James H. Jenkins
Name:
Title: